Exhibit 11
                                                                     Page 2 of 2

                                 KAYE GROUP INC.
                         Earnings Per Share Calculation
                      For the year ended December 31, 1996



                                                                  Twelve months
                                                                      ended
                                                                  Dec. 31, 1996         LINE NO.
                                                                  =============         ========

Net Income                                                            $3,071,000        (1)

I.     Weighted Average Shares                                         7,020,000        (2)

            E/P/S                                                        $0.4375        (3)=(1)/(2)


II.    Primary E/P/S

            Weighted Average Shares                                    7,020,000        (2)(Re.:I)
            Dilution                                                         497        (4)(Re.:VI)
                                                                  ---------------
                                                                       7,020,497        (5)=(2)+(4)
                                                                  ===============


            Diluted E/P/S                                                $0.4374        (6)=(1)/(5)
                                                                  ===============


            97 % of E/P/S                                                $0.4243        (7)=(3)x97%
                                                                  ===============

            Is dilution 3 % or larger?                                  NO
            (Is line (6) < line (7)?
              If yes, show dilution)


III.   Fully Diluted E/P/S

            Weighted Average Shares                                    7,020,000        (2)(Re.:I)
            Dilution                                                         497        (8)(Re.:VII)
                                                                  ---------------
                                                                       7,020,497        (9)=(2)+(8)
                                                                  ===============


            Diluted E/P/S                                                $0.4374        (10)=(1)/(9)
                                                                  ===============


            97 % of E/P/S                                                $0.4243        (7)=(3)x97%
                                                                  ===============

            Is dilution 3 % or larger?                                  NO
            (Is line (10) < line (7)?
              If yes, show dilution)

                                                                      Exhibit 11
                                                                     Page 2 of 2

                                 KAYE GROUP INC.
                         Earnings Per Share Calculation
                      For the year ended December 31, 1996


                                                    Units          Price/Share            Proceeds         LINE NO.
                                                 ============     ===============       ==============     =========
       A.   Options (8/17/93)                        148,400        $     10.000        $   1,484,000
            Warrants (8/17/93)                       105,000              10.000            1,050,000
            Options (1/24/94 & 2/2/94)                10,500              11.625              122,063
            Options (5/25/94)                            250              10.310                2,578
            Options (2/1/95)                          13,500               9.750              131,625
            Options (9/13/95)                         15,000               7.880              118,200
            Options (10/25/95)                       115,900               8.430              977,037
            Options (5/15/96)                         10,000               7.060               70,600
            Options (12/27/96)                       215,000 (16)          5.000             1,075,000      (15)
                                                 ------------                           --------------
                                                     633,550 (13)                       $    5,031,102      (11)
                                                 ------------                           --------------


V.     Average market value/share
                                                   Average           Average               Average         Close on
                                                    High               Low                  Close          last day
                                                 ============     ===============       ==============     =========
            Jan.                                      $7.625              $7.563               $7.625
            Feb.                                       7.500               7.417                7.417
            Mar                                        7.263               7.163                7.163        $7.000
                                                                                        --------------
                                                             Hash total 3 months              $22.205
                                                                                        ==============

            April                                     $7.242              $7.141               $7.156
            May                                        6.920               6.817                6.817
            June                                       6.098               5.912                5.964        $6.000
                                                                                        --------------
                                                             Hash total 3 months              $19.937
                                                                                        ==============

            July                                      $5.646              $5.377               $5.377
            Aug.                                       5.256               5.176                5.210
            Sept.                                      6.473               6.321                6.402        $6.500
                                                                                        --------------
                                                             Hash total 3 months              $16.989
                                                                                        ==============

            Oct.                                      $6.194              $6.104               $6.132
            Nov.                                       5.825               5.763                5.788
            Dec.                                       5.029               4.904                4.990        $5.250 (B)
                                                                                        --------------
                                                             Hash total 3 months              $16.910
                                                                                        ==============

                                                                                        --------------
                                                             Hash total 12  months            $76.041
                                                                                        ==============


                                                                                      /            12
                                                                                        --------------
            Average price per share twelve months                                              $6.337      (A)
                                                                                        ==============

VI.    Primary                                                    For 12 months
                                                                  ===============

            Total Proceeds from exercise                              $1,075,000        (15)
            Divided by average price                                       6.337        (A)

            Repurchase shares of:                                        169,645        (12) =  (11)/(A)

            Shares issued (options)                                      215,000        (16)
                                                                  ---------------
            Dilution - Shares                                             45,355        (4) = (13)-(12)
                                                                  ===============

            Dilution - Weighted Shares                                       497
                                                                  ===============


VII.   Fully Diluted

            Total Proceeds from exercise                              $1,075,000        (15)
            Divided by greater of closing price
              or average price                                             6.337         Higher of (A) or (B)

            Repurchase shares of                                         169,645        (14) =  (11)/(A)

            Shares issued (options)                                      215,000        (16)
                                                                  ---------------
            Dilution - Shares                                             45,355        (8) = (16)-(14)
                                                                  ===============

            Dilution - Weighted Shares                                       497
                                                                  ===============